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                                   EXHIBIT 11

                               SARNIA CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except share data)

                                                                           Years Ended June 30,
                                                  -------------------------------------------------------------------
                                                         1999                     1998                      1997
                                                  -----------------         -----------------         ----------------
NET INCOME APPLICABLE TO
 COMMON STOCK..................................   $            180          $             70          $             5
                                                  =================         =================         ===============

Weighted average common shares outstanding.....          4,572,545                 4,572,545                4,572,545
                                                  =================         =================         ===============


NET INCOME PER SHARE - BASIC...................   $           0.04          $           0.02          $           ---
                                                  =================         =================         ===============


Common shares from above.......................          4,572,545                 4,572,545                4,572,545
Assumed exercise of options (treasury stock
 method).......................................             91,973                    91,647                   30,383
                                                  ----------------          -----------------         ---------------
                                                         4,664,518                 4,664,192                4,602,928
                                                  ================          =================         ===============
NET INCOME PER SHARE -
 DILUTED.......................................   $           0.04          $           0.02          $           ---
                                                  ================          =================         ===============


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